EXECUTION COPY

                               GENTA INCORPORATED
                                Two Connell Drive
                           Berkeley Heights, NJ 07922

                                                    Dated as of December 1, 2002

Dr. Raymond P. Warrell, Jr.
Two Connell Drive
Berkeley Heights, NJ 07922

Dear Dr. Warrell:

            We are pleased that you are willing to continue to serve as Chief Executive Officer, and Chairman of the Board of Directors (the "Board"), of Genta Incorporated, a Delaware corporation (together with its successors and assigns, the "Company"). Accordingly, we would like to offer you continued employment on the terms set forth in this letter agreement (this "Agreement"), which upon countersignature by you shall become a binding agreement between you and the Company (each, a "Party").

      1. Employment; Duties.

            (a) As of December 1, 2002 (the "Effective Date"), the Company hereby engages and employs you, and you hereby accept engagement and employment, as an employee of the Company for the duration of the "Term" (as defined in Section 2 below).

            (b) During the Term, you shall serve as Chief Executive Officer of the Company and (subject to re-election to the Board by the shareholders of the Company) as a member of, and Chairman of, the Board; shall have all authorities, duties and responsibilities customarily exercised by an individual serving in those positions at an entity of the size and nature of the Company; shall be assigned no duties or responsibilities that are materially inconsistent with, or that materially impair your ability to discharge, the foregoing duties and responsibilities; and shall, in your capacity as Chief Executive Officer of the Company, report solely and directly to the Board. During the Term, your principal office, and principal place of employment, shall be at the Company's principal executive offices, but you shall perform your duties hereunder at such places as shall be necessary according to the needs, business and opportunities of the Company; provided that you acknowledge and agree that the performance of your duties hereunder may require significant domestic and international travel by you.

            (c) During the Term, you shall devote substantially all of your business time and efforts to the proper discharge of your duties hereunder. You shall not, directly or indirectly, on a full-time, part-time, temporary, consulting or any other basis, work for, or provide services to, any other person, firm, corporation, partnership, joint venture or other business entity that would conflict, either directly or indirectly, with your duties hereunder, without the prior written consent of a representative of the Company specifically authorized by the Board or by the Compensation Committee of the Board (the "Committee") to give such consent, provided, however, that nothing shall preclude you from (i) serving on the boards of a reasonable number of trade associations and/or charitable organizations, on the boards of any for-profit enterprises on which you are serving as of the Effective Date, and on the boards of such additional for-profit enterprises as the Board may specifically approve (which approval shall not be unreasonably withheld or delayed), (ii) engaging in charitable activities and community affairs, and
(iii) managing your personal investments and affairs; so long as such activities do not, either individually or in the aggregate, interfere with your ability to perform, or otherwise conflict with, your duties hereunder.

      2. Term. The Company hereby employs you under this Agreement, and you hereby accept such employment, for the Term. The Term shall commence as of the Effective Date and shall end on December 31, 2005; provided, however, that the Term shall thereafter be automatically and indefinitely extended for additional one-year periods unless, (i) at least six months prior to the then-scheduled date of expiration of the Term (the "Scheduled Expiration Date"), the Company gives notice to you that it is electing not to so extend the Term or you give notice to the Company that you are electing not to so extend the Term, provided that the Company shall be deemed to have timely given you notice of non-extension if it gives you such notice within 45 days after receiving notice from you that the Scheduled Expiration Date is to occur (such notice to be provided by you no earlier than eight months prior to the Scheduled Expiration
Date), or (ii) you fail to notify the Company of the Scheduled Expiration Date at least 90 days prior to the Scheduled Expiration Date, in which event the Term shall end on the Scheduled Expiration Date, and shall be deemed for all purposes to have ended pursuant to timely notice of non-extension from you to the Company pursuant to clause (i), unless the Parties agree otherwise in writing. Notwithstanding the foregoing, the Term may be earlier terminated in strict accordance with the provisions of Section 9.

      3. Compensation and Benefits.

            (a) Base Salary. Commencing as of the Effective Date, you shall receive a base salary ("Base Salary") of $400,000 per annum during the Term, payable in accordance with the Company's standard payroll practices but no less frequently than monthly. Your Base Salary shall be reviewed no less frequently than annually during the Term (after calendar year 2003) for discretionary increase, effective January 1 of the year of increase, and shall in any event be increased as of January 1, 2004 and as of each subsequent January 1 during the Term by a percentage equal to at least the percentage increase in the CPI (All Urban Consumers) for the calendar year preceding the year of increase. Your Base Salary shall not be decreased at any time, or for any purpose, during the Term (including, without limitation, for the purpose of determining benefits under Section 10) without your prior written consent.


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

            (b) Annual Bonus. You shall receive a cash bonus (a "Bonus") with respect to each calendar year (after calendar year 2002) that ends during the Term, ranging from 0% to 60% of you Base Salary, to the extent that the Company attains goals and objectives for such year that have been mutually agreed upon by you and the Committee, in accordance with this Section 3(b). You and the Committee shall use your best reasonable efforts to ensure that such goals and objectives are agreed upon prior to March 30 (June 30 for 2003) of the calendar year to which a Bonus relates. Except to the extent otherwise agreed by you and the Committee, your potential Bonus shall range from 0% of your annualized Base Salary to 60% of your annualized Base Salary, with a "target" Bonus of 40% of your annualized Base Salary if agreed-upon goals and objectives are achieved for the calendar year. Except to the extent otherwise agreed by you and the Committee, all goals and objectives will represent significant value creation activities for the Company and "stretch target" goals and objectives will represent extraordinary performance and achievement. "Stretch target" performance against the agreed-upon goals and objectives for such year shall entitle you to a Bonus for such year equal to at least 60% of your annualized Base Salary for such year. Lesser amounts may be awarded for performance below "target", and intermediate amounts may be awarded for performance between "target" and "stretch target". The extent to which the agreed-upon goals and objectives are attained shall be determined by the Committee reasonably and in good faith, in consultation with you, as soon as reasonably practicable after the end of the calendar year to which the Bonus at issue relates. The Bonus earned by you for a calendar year shall be paid to you promptly after its amount has been determined, and in no event later than the earlier of (x) the date that other senior executives of the Company receive their annual bonuses for such year and (y) March 30 of the year following such year. Your Bonus shall be no less than $75,000 for calendar year 2003.

            (c) Withholding. The Company shall withhold all applicable Federal, state and local taxes, social security and workers' compensation contributions and other amounts as may be required by law or agreed upon by the Parties with respect to compensation payable to you pursuant to this Agreement.

            (d) Initial Option Grant. As of the date you execute this Agreement, the Company shall grant you an option to acquire 1,000,000 shares of its Common Stock, at an exercise price per share equal to the Fair Market Value of a share of such Common Stock on such date, and otherwise on the terms and conditions set forth in the Stock Option Agreement that is attached hereto as Exhibit A, which Stock Option Agreement shall be fully executed by the Parties promptly upon full execution of this Agreement. For purposes of this Agreement, "Fair Market Value" shall be determined as provided in the Company's 1998 Stock Incentive Plan, as amended through the Effective Date (the "1998 Plan").


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

            (e) Annual Stock Option Awards. Each calendar year that commences during the Term, you shall be granted, no later than the date that your Bonus (if any) for the prior calendar year is due to be paid pursuant to Section 3(b) and provided that you remain employed hereunder on the date of grant, a stock option award for the purchase of a number of shares of the Company's Common Stock (with the number and type of securities equitably adjusted for stock splits, reverse stock splits, stock reclassifications, mergers, recapitalizations, etc., that occur between the Effective Date and the date of grant of the stock option) equal to at least 150,000 multiplied by a fraction, not greater than 3/2 (one and one half), whose numerator equals the dollar amount of your Bonus for the prior calendar year and whose denominator equals 40% of your Base Salary for the prior calendar year. For the sake of clarity, the range of shares required to be subject to each stock option award granted pursuant to this Section 3(e) (a "Section 3(e) Stock Option") shall be 0 to 225,000. Each Section 3(e) Stock Option shall have a ten-year term; shall have an exercise price per share equal to Fair Market Value on the date of grant; shall fully vest, and become fully exercisable, upon the occurrence of a "Trigger Event" (as such term is defined in Section 2(c) of the Stock Option Agreement that is attached hereto as Exhibit A); and shall be evidenced by a stock option agreement that: (x) provides for treatment as an Incentive Stock Option to the extent you so elect prior to the date of grant and to the extent possible consistent with the terms of this Agreement and of your other then-outstanding stock option grants, (y) otherwise contains terms and provisions no less favorable to you in any respect than those apply to corresponding grants to other senior executives of the Company, and (z) unless the Committee specifically determines otherwise, the terms and provisions of each annual grant shall be identical to those applying to corresponding grants to other senior executives of the Company. All securities delivered on any exercise of any stock option granted pursuant to this Section 3(e) or Section 3(f) below shall be fully registered, and publicly tradeable, to the extent that any other securities of the same class are then fully registered and publicly tradeable; provided, however, that in no event shall the Company be required to prepare and file a Form S-3 reoffer prospectus with respect to any shares that you receive in connection with your exercise of any stock option granted pursuant to this Section 3(e) or Section 3(f).

            (f) Trigger Event Stock Option Award. In addition, if a Trigger Event occurs during the Term or within 12 months thereafter, you shall be entitled to receive, as promptly as reasonably practicable following the occurrence of such Trigger Event, any Section 3(e) Stock Option that you would have been entitled to receive in respect of the calendar year in which such Trigger Event occurs (assuming continued employment hereunder through the end of such calendar year and attainment of "target" levels of performance on all annual Bonus goals and objectives for such year). Any such stock option shall:
(i) have an exercise price equal to the average closing price of the Company's


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

Common Stock for the sixty-day period ending immediately prior to the day that such Trigger Event occurs; (ii) be fully vested, and fully exercisable, upon grant; (iii) otherwise be on terms and conditions no less favorable to you than the terms and conditions that would have applied if the grant had been made under Section 3(e) above; and (iv) be granted in lieu of the Section 3(e) Stock Option that you would otherwise have been entitled to receive in respect of the calendar year in question.

            (g) Restrictions on Sale of Option Stock.

                  (i) Unless otherwise agreed to in writing by a representative of the Company expressly authorized to act by the Board or the Committee, you agree not to sell on any single day, after the Term, a number of Covered Option Shares that exceeds 3% of the trading volume of the Common Stock of the Company on the immediately preceding trading day as reported by the Nasdaq National Market or on such other exchange or market system which provides the primary trading market for the Common Stock of the Company at the applicable time (a "Public Market"). For purposes of this Agreement, the term "Covered Option Share" shall mean any share of Common Stock of the Company acquired on any exercise of the stock option granted pursuant to Section 3(d) above.

                  (ii) Except as provided in Section 3(g)(i) above or as otherwise agreed to in writing by a representative of the Company expressly authorized to act by the Board or the Committee, you agree that you will not, either during or after the Term: (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Covered Option Share or any securities convertible into or exercisable or exchangeable for any Covered Option Share or
(y) enter into any swap or other arrangement that transfers to another Person (as defined in Section 3(q) below), in whole or in part, any of the economic consequences of ownership of any Covered Option Share, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Covered Option Shares or such other securities, in cash or otherwise; provided that this Section 3(g)(i) shall not apply to any pledge of Covered Option Shares in connection with payment of the purchase price of Covered Option Shares pursuant to any exercise of the stock option granted pursuant to Sections 3(d) above, so long as the pledgee agrees that no sale of Covered Option Shares by such pledgee on any day, when added to sales of Covered Option Shares by you on such day, may exceed the aggregate numerical limit imposed by Section 3(g)(i) above.

                  (iii) All sales of Covered Option Shares by you, and by any pledgee referred to in the proviso to Section 3(g)(ii), shall be executed through Merrill Lynch or such other broker as the Company may from time to time reasonably designate on written notice to you.


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

                  (iv) The restrictions contained in Sections 3(g)(i), 3(g)(ii) and 3(g)(iii) shall expire on the earlier of the second anniversary of the "Termination Date" (as defined in Section 10(a)(i) below) and ten trading days prior to the date that Common Stock of the Company ceases to be traded on any Public Market.

            (h) Additional Awards. In addition to the minimum cash and equity awards required under Sections 3(b) through 3(f) above, the Company may from time to time grant you additional cash, stock option, equity and/or other long-term incentive awards, in the sole discretion of the Board or the Committee.

            (i) Business Expenses. The Company shall reimburse you for all travel, business entertainment and other business expenses reasonably incurred by you in connection with the performance of your duties under this Agreement. Such reimbursement shall be made by the Company promptly upon submission by you of appropriate documentation in accordance with the Company's standard procedures.

            (j) Vacation. You shall be entitled during the Term to four weeks' vacation per calendar year. You may "carry over" up to four weeks of accrued but unused vacation from year-to-year.

            (k) Supplemental Life Insurance. During the Term and in addition to any life insurance coverage provided under Section 3(m) below, the Company shall pay the premiums on a term life insurance policy in your name and on your behalf in a principal amount of not less than $3,250,000 and with the proceeds payable as you direct; provided that such premiums do not exceed $20,000 annually, in which event the Company shall purchase as much coverage for you as it can acquire for $20,000 annually.

            (l) Supplemental Disability Insurance. During the Term and in addition to any disability insurance coverage provided under Section 3(m) below, the Company shall provide you with as much disability insurance coverage, acceptable to you, as it can obtain at a cost to the Company (beyond costs incurred by the Company under Section 3(m) below) of $10,000 annually.

            (m) Employee Benefits. During the Term, you shall be entitled to participate in any and all medical insurance, dental insurance, group health, disability insurance, life insurance, retirement, pension, savings, income deferral, fringe benefit, and other benefit and perquisite plans, programs and arrangements that are made generally available to senior executives of the Company, in each case on terms and conditions no less favorable to you than those applying to other senior executives of the Company generally. For avoidance of doubt, the Company, in its sole discretion, may at any time amend or terminate any such plan, program or arrangement.

            (n) D&O Insurance. A directors' and officers' liability insurance policy (or policies) shall be kept in place, during the Term and for six years thereafter, providing coverage that is no less favorable to you in any respect


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

(including, without limitation, with respect to scope, exclusions, amounts and deductibles) than the coverage then being provided to any other present or former officer or director of the Company.

            (o) Automobile. During the Term, the Company shall provide you with a car or car allowance in an amount not to exceed $500 per month, which allowance shall be paid in appropriate pro rata amounts at the same time Base Salary is paid unless the Company pays all related expenses directly.

            (p) Medical Malpractice Insurance. During the Term, the Company shall pay the premiums on a medical malpractice insurance policy in your name and on your behalf in the principal amount of not less than $1,000,000; provided that such premiums do not exceed $20,000 annually, in which event the Company shall provide you with as much medical malpractice insurance coverage, acceptable to you, as it can obtain at a cost to the Company of $20,000 annually.

            (q) Indemnification. If you are made a party, are threatened to be made a party, or reasonably anticipate being made a party, to any Proceeding by reason of the fact that you are or were a director, officer, member, employee, agent, manager, trustee, consultant or representative of the Company or any of its Affiliates or are or were serving at the request of the Company or any of its Affiliates, or in connection with your service hereunder, as a director, officer, member, employee, agent, manager, trustee, consultant or representative of another Person, or if any Claim is made, is threatened to be made, or is reasonably anticipated to be made, that arises out of or relates to your service in any of the foregoing capacities, then you shall promptly be indemnified and held harmless to the fullest extent permitted or authorized by the Certificate of Incorporation or Bylaws of the Company, or if greater, by applicable law, against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys' and other professional fees and charges, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by you in connection therewith or in connection with seeking to enforce your rights under this Section 3(q), and such indemnification shall continue even if you have ceased to be a director, officer, member, employee, agent, manager, trustee, consultant or representative of the Company or other Person and shall inure to the benefit of your heirs, executors and administrators. You shall be entitled to prompt advancement of any and all costs and expenses (including, without limitation, attorneys' and other professional fees and charges) incurred by you in connection with any such Proceeding or Claim, or in connection with seeking to enforce your rights under this Section 3(q), any such advancement to be made within 15 days after you give written notice, supported by reasonable documentation, requesting such advancement. Such notice shall include, to the extent required by applicable law, an undertaking by you to repay the amount advanced if you are ultimately determined not to be entitled to indemnification against such costs and expenses. Nothing in this Agreement shall operate to limit or extinguish any right to indemnification, advancement of expenses, or contribution that you would otherwise have (including, without limitation, by agreement or under applicable law or under the Company's Certificate of Incorporation). For purposes of this Agreement, the following terms shall have the following meanings: "Affiliate" of a Person shall mean any Person that


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

directly or indirectly controls, is controlled by, or is under common control with, such Person; "Claim" shall mean any claim, demand, request, investigation, dispute, controversy, threat, discovery request, or request for testimony or information; "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, estate, board, committee, agency, body, employee benefit plan, or other person or entity; and "Proceeding" shall mean any threatened or actual action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate, formal, informal or other. Notwithstanding the above, this Section 3(q) shall not be effective unless and until approved by the Board, which approval the Committee has agreed to promptly seek.

            (r) Golden Parachute Tax.

                  (i) If the aggregate of all amounts and benefits due to you, under this Agreement or any other plan, program, agreement or arrangement of the Company or any of its Affiliates, which, if received by you in full, would constitute "parachute payments" as such term is defined in and under Section 280G of the Code (collectively, "Change in Control Benefits"), reduced by all Federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Section 4999 of the Code, is less than the amount you would receive, after taxes, if you received aggregate Change in Control Benefits equal to only three times your "base amount", as defined in and determined under
Section 280G of the Code, less $1.00, then such cash Change in Control Benefits as you shall select shall be reduced or eliminated to the extent necessary so that the Change in Control Benefits received by you will not constitute parachute payments (provided that reduction in such cash Change in Control Benefits can achieve this objective). The determinations with respect to this
Section 3(r)(i) shall be made by an independent auditor (the "Auditor") paid by the Company. The Auditor shall be the Company's regular independent auditor unless you reasonably object to the use of that firm, in which event the Auditor shall be a nationally-recognized United States public accounting firm chosen by the Company and approved by you (which approval shall not be unreasonably withheld or delayed). For purposes of this Agreement, the term "Code" shall mean the Internal Revenue Code of 1986, as amended, and any reference to a particular section of the Code shall include any provision that modifies, replaces or supersedes such section.

                  (ii) It is possible that after the determinations and selections made pursuant to Section 3(r)(i) you will receive Change in Control Benefits that are, in the aggregate, either more or less than the limitations provided in Section 3(r)(i) above (hereafter referred to as an "Excess Payment" or "Underpayment", respectively). If it is established, pursuant to a final determination of a court or an Internal Revenue Service proceeding that has been finally and conclusively resolved, that an Excess Payment has been made, then


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

you shall refund the Excess Payment to the Company promptly on demand, together with an additional payment in an amount equal to the product obtained by multiplying the Excess Payment times the applicable annual federal rate (as determined in and under Section 1274(d) of the Code) times a fraction whose numerator is the number of days elapsed from the date of your receipt of such Excess Payment through the date of such refund and whose denominator is 365. In the event that it is determined (x) by arbitration under Section 12 below, (y) by a court of competent jurisdiction, or (z) by the Auditor upon request by you or the Company, that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to you within 10 days of such determination together with an additional payment in an amount equal to the product obtained by multiplying the Underpayment times the applicable annual federal rate (as determined in and under Section 1274(d) of the Code) times a fraction whose numerator is the number of days elapsed from the date of the Underpayment through the date of such payment and whose denominator is 365.

      4. Representations.

            (a) The Company's Representations. The Company represents and warrants that: (i) it is fully authorized by action of the Board and the Committee (and of any other Person whose action is required) to enter into this Agreement and to perform its obligations under it; (ii) the execution, delivery and performance of this Agreement by it does not violate any applicable law, regulation, order, judgment or decree or any agreement, arrangement, plan or corporate governance document to which it is a party or by which it is bound; and (iii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

            (b) Your Representations. You represent and warrant that: (i) delivery and performance of this Agreement by you does not violate any applicable law, regulation, order, judgment or decree or any agreement to which you are a party or by which you are bound; and (ii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be a valid and binding obligation of you, enforceable against you in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.


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

      5. Non-competition and Non-solicitation.

            (a) You understand and recognize that your services to the Company are special and unique and you agree that, during the Term, and, except as provided below, for two years thereafter, you shall not, other than in connection with performing services for the Company (or any of its Affiliates) or with the prior written consent of a representative of the Company specifically authorized by the Board or the Committee to give such consent, directly or indirectly on behalf of yourself or any Person, enter into, or engage in, any business that competes, or is actively planning to compete, directly and materially with the Company with respect to any technology or service of, or any product manufactured or distributed by, the Company or in which the Company has intellectual property rights (except as provided below, a "Conflicting Field"), either as an individual for your own account, or as a partner, joint venturer, executive, agent, consultant, salesperson, officer, director or shareholder of such a Person (a "Competitor"); provided, however, that: (i) following any termination of your employment hereunder, "Conflicting Field" shall refer only to the field of using antisense technology as therapy for cancer as its primary business; (ii) subject to the provisions of Section 1(c) above, nothing in this Agreement shall preclude you from accepting employment with, or providing services for, any Person that competes, or is actively planning to compete, with the Company in a Conflicting Field so long as
(x) you work solely in a subsidiary, division, or other distinct unit of such Person that carries on a bona fide business that does not compete, and is not actively planning to compete, with the Company in a Conflicting Field or (y) you serve as a member of a board of directors (and not as an employee) and your activities otherwise do not involve competition with the Company in a Conflicting Field, either directly or indirectly; and (iii) nothing in this Agreement shall preclude you from holding five percent (5%) or less of the equity interests of any publicly-traded entity, calculated on a fully diluted basis. For purposes of this Section 5 (other than Section 5(c)), the term "Company" shall be deemed to include, where appropriate, all direct and indirect subsidiaries of the Company.

            (b) In further consideration of the payments and benefits to be provided to you pursuant to this Agreement (including, without limitation, pursuant to Sections 3 and 10 hereof), you agree that, during the Term and for two years thereafter, but subject to Sections 5(e) and 5(f) below, you shall not, other than in connection with performing services for the Company or any of its Affiliates or with the prior written consent of a representative of the Company specifically authorized by the Board or the Committee to give such consent:

                  (i) directly or indirectly take any action, or attempt to take any action, which is intended to, or should reasonably be foreseen by you to, induce a material breach of any material contract or agreement known to you between the Company and any of its licensors, licensees, clients, customers, vendors, suppliers, agents, consultants, employees (whether or not such employees are "at will" employees) or any other Person with whom the Company has an agreement (each, a "Covered Party");


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

                  (ii) directly or indirectly solicit or attempt to solicit any Covered Party to terminate his, her or its relationship with the Company in breach of any material contract or agreement with the Company known to you;

                  (iii) directly or indirectly solicit or attempt to solicit any individual known by you to be an employee or consultant of the Company to instead become an employee, agent, consultant, representative or advisor of any other Person; or

                  (iv) directly or indirectly persuade, or seek to persuade, any customer of or supplier to the Company to cease to do business with the Company or to reduce the amount of business which such customer or supplier has done or contemplates doing with the Company, whether or not the relationship between the Company and such customer or supplier was originally established in whole or in part through your efforts.

            (c) During the Term and for two years thereafter, you agree that (i) upon becoming employed by a Competitor, or by a subsidiary, division or other business unit of a Competitor, you will promptly provide notice to the Company of such employment; and (ii) upon the earlier of your (x) negotiating with any Competitor concerning the possible employment of you by such Competitor, (y) receiving an offer of employment from any Competitor, and (z) becoming employed by any Competitor, you will promptly provide copies of Sections 5, 6, 7 and 8 of this Agreement to such Competitor. You further agree that the Company may, during such period, provide notice to any Competitor by which you have become employed, or with which you are negotiating to become employed, of your obligations under this Agreement, including (without limitation) your obligations under Sections 5, 6 and 7 hereof.

            (d) You understand that the provisions of this Section 5 may limit your ability to earn a livelihood in a business similar to the business of the Company but nevertheless agree and hereby acknowledge that the consideration provided under this Agreement, including any compensation or benefits provided under Sections 3 and 10 hereof, is sufficient to justify the restrictions contained in the provisions of this Section 5. In consideration thereof and in light of your education, skills and abilities, you agree that you will not assert in any forum that such provisions prevent you from earning a living or otherwise are void or unenforceable or should be held void or unenforceable.

            (e) Nothing in Section 5(b) above shall preclude any Person with whom you become associated from accepting offers from individuals employed by the Company to be employed by such Person; provided that such offers were not solicited, or otherwise encouraged, by you, either directly or indirectly.

            (f) The provisions of this Section 5 shall be null and void in the event that, after the Term, the Company or any of its Affiliates materially breaches any of their material obligations to you, under Section 10 or otherwise, which breach is not fully cured on fifteen days' notice from you to the Company requesting cure.


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

      6. Ownership of Proprietary Information.

            (a) You confirm and agree that all proprietary information relating to the Company's business that has been created by, discovered by, developed by, learned by, or made known to, the Company, or assigned, licensed or otherwise conveyed to the Company, from the beginning of time through the end of the Term (including, without limitation, proprietary information relating to the Company's business created by, discovered by, developed by, learned by, reduced to practice by or made known to the Company, or to you, either alone or jointly with others, during your employment with the Company, and proprietary information relating to the Company's customers, clients, suppliers, vendors, consultants, licensors and licensees) has been, is and shall be the sole property of the Company, and the Company has been, is and shall be the sole owner of all proprietary designs, ideas, patents, patent applications, copyrights, copyright applications and other rights in connection with such proprietary information, including but not limited to the right to make application for statutory protection of any kind with respect to such proprietary information in any country. All of the aforementioned information is hereinafter called "Proprietary Information" (and shall be deemed Proprietary Information regardless of whether or not the Proprietary Information is patentable or copyrightable) except to the extent otherwise provided in Section 6(c) below. By way of illustration, but not limitation, Proprietary Information includes, to the extent proprietary to the Company and except to the extent otherwise provided in Section 6(c) below, trade secrets, processes, discoveries, structures, works of authorship, copyrightable works, trademarks, copyrights, formulas, data, data structures, know-how, show-how, improvements, information relating to products (both current and under development), services and technologies, product concepts, specifications, techniques, information or statistics contained in, or relating to, promotion or marketing plans and programs, strategies, forecasts, blueprints, sketches, records, notes, devices, drawings, customer lists, continuation applications of any kind, trademark applications and information about the Company's employees and/or consultants (including, without limitation, the compensation, job responsibilities and job performance of such employees and/or consultants) and confidential business information of the Company or any of its clients, consultants, suppliers, customers, vendors, licensors, licensees and other third parties. For purposes of this Section 6(a), and of Section 6(b) and 6(c) below, the term "Company" shall be deemed to include, as appropriate, all of the Company's Affiliates.

            (b) You agree that the results of all work and tasks performed by you for or on behalf of the Company ("Works") are owned by the Company and, to the extent permitted by law, shall be "works made for hire" as that term is defined in the United States Copyright Act (17 U.S.C. Section 101). The Company shall therefore be deemed to be the sole owner author and owner of any and all right, title and interest in any Works, including, without limitation, all intellectual property rights therein. You hereby assign to the Company all right, title and interest you may have or acquire in any Works.

            (c) Notwithstanding the foregoing, Proprietary Information shall not include: (i) information in the public domain not as a result of any breach of this Agreement or of any duty owed by you to the Company or any other Person;
(ii) information lawfully in your possession prior to the commencement of your employment with the Company and not disclosed to you by the Company; or (iii) information disclosed to you without restriction by a third party who had the right to disclose such information to you.

            (d) It is understood that no patent, copyright, trademark, or other proprietary right or license is granted to you under this Agreement. Any disclosure of Proprietary Information, and any materials which may accompany any such disclosure, in the course of your employment under this Agreement shall not result in the grant to you of any proprietary rights, express or implied, of any kind as against the Company.

            (e) During the Term and thereafter, you agree that you will, upon reasonable request by the Company, promptly disclose to the Company, or any Person reasonably designated by the Company, all Proprietary Information that you know or possess and that has been developed, created, made, conceived, reduced to practice or learned by the Company, any Affiliate of the Company, or you, either alone or jointly with others, during the Term and is not otherwise known to the Company's officers and directors.

            (f) Any assignment of copyright under this Agreement includes all rights of paternity, integrity, disclosure and withdrawal and other rights relating thereto that may be known as or referred to as "moral rights" (collectively, "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where such Moral Rights exist, you hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. You agree to confirm any such waivers and consents from time to time as requested by the Company.

            (g) You further agree to assist the Company, upon reasonable request by the Company and both during and after the Term (but at the Company's sole expense), to obtain, confirm and from time to time enforce patents, copyrights or other rights relating thereto on Works in any and all countries, and to that end you will, upon reasonable request by the Company, execute any documents reasonably necessary: (i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection with respect to Works in any country throughout the world and when so obtained or vested to renew and restore the same on behalf of the Company; and (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

            (h) Your obligation to assist the Company, upon reasonable request by the Company, in obtaining and enforcing patents and copyrights for Works in any and all countries, and in resisting disclosure of Proprietary Information as provided in Section 7(d) below, and in otherwise carrying out your obligations under Sections 6 and 7, shall continue beyond the Term to the extent provided herein, but the Company agrees to compensate you, on an hourly basis based on an eight hour day at a daily rate $1,500, for time actually spent by you after the Term at the Company's request on such matters.

      7. Use and Disclosure of Proprietary Information.

            (a) You agree at all times, including after the Term, (x) to keep in strict trust and confidence, and not to disclose or make accessible to any other Person other than with the prior written consent of a representative of the Company specifically authorized by the Board or the Committee to give such consent, Proprietary Information of the Company and its Affiliates, and (y) not to use any such Proprietary Information for yourself or others; provided that the provisions of this Section 7(a) shall not prohibit or restrict use or disclosure in connection with the proper discharge of your services for the Company or any of its Affiliates or as otherwise provided in this Agreement.

            (b) You further agree not to disclose or publish at any time, during or after the Term, and in violation of any obligation of confidence owed by you, information relating to any of your former employers.

            (c) Upon lawful written notice by the Company to you either during or after the Term, you shall promptly deliver to the Company, or, if requested by the Company, promptly destroy, all written Proprietary Information and any other material containing any Proprietary Information (whether prepared by the Company, you or a third party) that is in physical (including, without limitation, electronic) form and that is in your possession, and will not retain any copies, extracts, summaries or other reproductions in whole or in part of such written Proprietary Information or other material; provided that you shall in all instances be permitted to retain, and use appropriately: (x) your personal correspondence files, rolodex, and the like and (y) documents relating to your benefits, entitlements, compensation, tax obligations, and the like.

            (d) If during the Term or thereafter you are required by law, or by order, subpoena or comparable process from an arbitrator, court, agency or other Person, to disclose all or any part of any Proprietary Information, other than as contemplated elsewhere in Sections 6 and 7, you will provide the Company with prompt written notice of such requirement, and of the terms and circumstances surrounding such requirement, so that the Company, or, as applicable, one or more of its Affiliates, may seek an appropriate protective order or waive compliance with the provisions of this Agreement. In such case, the Parties will consult with each other on the advisability of pursuing any such order or other legal action or available steps to resist or narrow such requirement. If, failing the entry of a protective order or the receipt of a waiver hereunder, you are, in the opinion of your counsel, legally compelled to disclose Proprietary Information, you may disclose only that portion of such information which counsel advises you that you are legally compelled to disclose. In any event, you will cooperate reasonably with the Company in obtaining, and will not oppose action by the Company (or, as applicable, one or more of its Affiliates) to obtain, an appropriate protective order or other reliable assurance that confidential treatment will be accorded the disclosure of any Proprietary Information. All expenses reasonably incurred by you in complying with Sections 6 and 7 (including, without limitation, fees and other charges of counsel) will be promptly reimbursed by the Company.

      8. Enforcement. You agree that the remedy at law for any breach or threatened breach by you of any covenant contained in Sections 5, 6 or 7 of this Agreement would be inadequate and cause irreparable damage to the Company. In the event that you breach or threaten to breach any provisions of Sections 5, 6 or 7, in addition to any other rights which the Company may have at law or in equity, the Company shall be entitled, without the posting of a bond or other security, to seek injunctive relief from any court of competent jurisdiction to enforce the restrictions contained in such Sections. In the event that an actual proceeding is brought in equity to enforce any of the provisions of Sections 5, 6 or 7, you shall not assert as a defense that there is an adequate remedy at law, nor shall the Company be prevented from seeking any other remedies that may be available to it (including, without limitation, monetary damages) through arbitration in accordance with Section 12 below. The prevailing party in any contested request for injunctive relief under this Section 8 shall be entitled to prompt reimbursement for such party's reasonable attorneys' fees, and for other costs and expenses reasonably incurred by such party, in connection with such request.

      9. Termination. Your employment hereunder, and the Term, shall terminate upon the first to occur of the following events:

            (a) Death. You die.

            (b) Disability. You have been unable, for 120 or more days out of 180 consecutive days, to perform your duties under this Agreement, as a result of physical or mental illness, injury or incapacity, and the Company shall have communicated to you, by written notice, the fact of your termination, which termination shall be effective on the 30th day after receipt of such notice by you, unless you return to full-time performance of your duties hereunder prior to such 30th day.

            (c) For Cause. Your employment hereunder may be terminated by the Company for Cause in accordance with this Section 9(c).

                  (i) No termination of your employment hereunder for Cause shall be effective as a termination for Cause unless the provisions of this
Section 9(c)(i) shall first have been complied with. You shall be given written notice by the Board of its intention to terminate you for Cause, such notice (x) to state in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based and (y) to be given no later than 90 days after the Board, as a whole, is first made aware of such circumstances. You shall have five business days after receiving such notice in which to request a hearing before the Board, which hearing (if timely requested) shall be held within ten business days of your receiving such notice. If, within 20 business days following such hearing (if timely requested), or within ten business days following your receipt of the original notice (if no hearing is timely requested), the Board gives written notice to you confirming that, in the judgment of at least two thirds of the members of the Board (not including you, if you are then a member of the Board), Cause for terminating your employment on the basis set forth in the original notice exists, your employment hereunder shall thereupon be terminated for Cause, subject to de novo review, at your election, of the question whether Cause existed through arbitration in accordance with Section 12 below. Notwithstanding anything herein to the contrary, the Board may cause you to be on administrative leave (with full pay and benefits) during a period, not longer than 20 business days, that begins on the date that the Company gives the original notice provided for in this Section 9(c)(i) and ends on the earlier of (x) the date that your employment hereunder is terminated for Cause and (y) the date that the Board determines that your employment hereunder will not be terminated for Cause.

                  (ii) For purposes of this Agreement, the term "Cause" shall mean the occurrence of any of the following: (A) any willful and material breach by you of any of the provisions of Sections 5, 6, or 7 above, which breach causes or is likely to cause material harm to the Company; (B) any willful and material breach by you of Section 1(b) or 1(c) above, which breach is not cured by you on 30 days' written notice thereof from the Company requesting cure; provided, however, that your right to such 30-day cure period shall be conditioned upon your good-faith attempt to cure such breach; (C) any act or omission by you that constitutes misconduct, is intended to harm the Company, and causes or is likely to cause material harm to the Company; (D) any conduct by you that constitutes willful gross misconduct, or willful gross neglect, and that causes or is likely to cause material harm to the Company; (E) the perpetration by you of an intentional and knowing fraud against, or adversely affecting, the Company or any of its Affiliates, which fraud causes or is likely to cause material harm to the Company; or (F) you are convicted of, or plead guilty or nolo contendere to, any felony.

            (d) Without Cause. The Company may terminate your employment hereunder at any time, for any reason or no reason, by giving you ten days' prior written notice of the termination. No such termination of your employment hereunder shall be deemed a breach of this Agreement.

            (e) For Good Reason. You may terminate your employment hereunder for "Good Reason" on ten days' written notice to the Company following the occurrence of any of the following without your prior written consent: (i) you are assigned duties that are inconsistent in any material respect with Section 1(b) above, or your titles, positions, authorities, duties or responsibilities are materially diminished, in each case without full cure on 30 days' written notice from you to the Company requesting cure; provided that the Company becoming a subsidiary of another entity, or otherwise ceasing to be a publicly-traded company, shall not in and of itself constitute circumstances described in this clause (i) unless an assignment or diminishment described in this clause (i) occurs in connection therewith; (ii) any failure by the Company to timely comply with its obligations to you under Section 3 above, or with any other material obligation to you, that is not fully cured on 30 days' written notice from you to the Company requesting cure; (iii) your failure to be re-elected to the Board or as Chairman of the Board, unless, at the time you are not re-elected, the Company has the right to terminate your employment hereunder for Cause under Section 9(c) above and does so within 45 days of your failure to be re-elected; (iv) any change in your reporting structure so that you are required to report, in your capacity as Chief Executive Officer of the Company, to any Person other than the Board that is not fully cured on ten days' written notice from you to the Company requesting cure; (v) any relocation of the Company's headquarters, or of your principal place of employment, to a location that is more than 75 miles from Berkeley Heights, New Jersey; or (vi) any failure by the Company to obtain the assumption in writing of its obligations under this Agreement by any successor to all or substantially all of its business or assets within 15 days after any reconstruction, amalgamation, combination, merger, consolidation, sale, liquidation, dissolution or similar transaction; provided, however, that if your failure to be elected as Chairman of the Board is solely on account of the Board determining in good faith, pursuant to written advice from nationally-recognized outside counsel, that the same person should not serve as both Chairman of the Board and Chief Executive Officer of the Company, then such failure shall not constitute Good Reason. In addition, any termination by you, on 30 days' written notice from you to the Company, of your employment hereunder during any 30-day period that commences 365 days after the occurrence of any Change in Control shall be treated as a termination by you for "Good Reason". For purposes of this Agreement, "Change in Control" shall mean "Change in Control" as defined in the 1998 Plan.

            (f) Without Good Reason. You may terminate your employment hereunder at any time, for any reason or no reason, by giving 30 days' prior written notice of termination to the Company. No such termination of your employment hereunder shall be deemed a breach of this Agreement.

            (g) Expiration of Term. Your employment hereunder shall terminate upon expiration of the Term pursuant to notice of non-extension given by either Party in accordance with Section 2.

      10. Benefits Upon Termination of Your Employment Hereunder. In the event that your employment hereunder is terminated, you shall be entitled to the following compensation and benefits:

            (a) Any Termination. On any termination of your employment hereunder, you shall be entitled to the following benefits:

                  (i) prompt payment of any accrued but unpaid Base Salary through the date that your employment hereunder terminates (the "Termination Date");

                  (ii) prompt payment of any accrued but unpaid expenses required to be reimbursed pursuant to Section 3 above;

                  (iii) unless the termination is (x) by the Company for Cause in accordance with Section 9(c) above or (y) by you voluntarily without Good Reason and not pursuant to notice of non-extension in accordance with Section 2 above, a prompt lump-sum payment in respect of accrued but unused vacation days at your per-business-day Base Salary rate in effect as of the Termination Date;

                  (iv) prompt payment of any accrued but unpaid Bonus amount;

                  (v) unless the termination is (x) by the Company for Cause in accordance with Section 9(c) above or (y) by you voluntarily without Good Reason and not pursuant to notice of non-extension in accordance with Section 2 above, a lump-sum payment equal to the product obtained by multiplying (A) the Bonus to which you would have been entitled for the calendar year of termination if you had remained employed hereunder throughout such calendar year times (B) a fraction whose numerator equals the number of days you were employed hereunder during such calendar year and whose denominator is 365, such payment to be due to you at the time your Bonus for such calendar year would have been due if you had remained employed hereunder;

                  (vi) other or additional benefits in accordance with applicable plans, programs, agreements and arrangements of the Company and its Affiliates (including, without limitation, Sections 3, 6(h) and 7(d) above and
Section 12 below, and applicable stock option agreements, retirement plans, disability/life insurance programs, etc.); and

                  (vii) payment, promptly when due, of all amounts referred to above, such payments to be made by wire transfer of same-day funds to the extent reasonably requested by you.

            (b) Termination without Cause or for Good Reason. In the event that your employment hereunder is terminated (x) by the Company (other than for death, for disability in accordance with Section 9(b), for Cause in accordance with Section 9(c), or pursuant to a notice of non-extension in accordance with
Section 2), or (y) by you for Good Reason in accordance with Section 9(e), you shall receive the following benefits:

                  (i) the benefits described in Section 10(a);

                  (ii) subject to your not having materially breached the provisions of Section 5, which breach has not been fully cured (if capable of cure) on fifteen days' notice to you from the Company requesting cure, continued payment of your Base Salary through the first anniversary of the Termination Date; provided that, in the event that such termination of your employment is either (x) by the Company in anticipation of a Change in Control or (y) by either Party upon the occurrence of, or within 13 months following, a Change in Control, then you shall instead receive a prompt lump-sum payment equal to two times your annualized Base Salary;

                  (iii) subject to your not having materially breached the provisions of Section 5, which breach has not been fully cured (if capable of cure) on fifteen days' notice to you from the Company requesting cure, in the event that such termination of your employment is either (x) by the Company in anticipation of a Change in Control or (y) by either Party upon the occurrence of, or within 13 months following, a Change in Control, then you shall receive a prompt lump-sum payment equal to two times your target Bonus for the calendar year of termination (i.e., forty percent of your annualized Base Salary);

                  (iv) each of your outstanding stock options shall, to the extent vesting or exercisability depends solely on your continued employment, become fully vested, and fully exercisable, as of the Termination Date (provided that, for avoidance of doubt, the stock option granted pursuant to Section 3(d) above shall, for purposes of this Section 10, be deemed not to vest or become exercisable based solely on your continued employment); and

                  (v) each of your outstanding stock options shall, to the extent that it is or becomes exercisable as of the Termination Date, remain exercisable in accordance with its terms.

            (c) Expiration of the Term. In the event that your employment hereunder terminates by expiration of the Term pursuant to notice of non-extension in accordance with Section 2, you shall be entitled to the following benefits:

                  (i) the benefits described in Section 10(a);

                  (ii) if the Term expires pursuant to notice of non-extension from you, each of your outstanding stock options whose vesting or exercisability depends solely on your continued employment shall vest, and become fully exercisable, as of the Termination Date to the extent that such stock option was then scheduled to become vested or exercisable within 90 days following the Termination Date had your employment hereunder continued;

                  (iii) if the Term expires pursuant to notice of non-extension from the Company, each of your outstanding stock options whose vesting or exercisability depends solely on your continued employment shall become fully vested, and fully exercisable, as of the Termination Date; and

                  (iv) each of your outstanding stock options shall, to the extent that it is or becomes exercisable as of the Termination Date, remain exercisable in accordance with its terms.

            (d) No Mitigation; No Offset. In the event of any termination of your employment hereunder, you shall have no obligation to seek other employment or otherwise mitigate the obligations of the Company under this Agreement, and there shall be no offset against amounts or benefits due to you under this Agreement or otherwise on account of (x) any Claim that the Company or any of its Affiliates may have against you or (y) any remuneration or other benefit earned or received by you after such termination. Any amounts due under this
Section 10 are considered to be reasonable by the Company and are not in the nature of a penalty.

            (e) No Other Benefits or Compensation. Except as may be provided under this Agreement or under the terms of any incentive compensation, employee benefit or fringe benefit plan applicable to you as of the Termination Date, you shall have no right to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to any future period after such date.

      11. Notices. Any notice, consent, demand, request, or other communication given to a Person in connection with this Agreement shall be in writing and shall be deemed to have been given to such Person (x) when delivered personally to such Person or (y) provided that a written acknowledgment of receipt is obtained, five days after being sent by prepaid certified or registered mail, or two days after being sent by a nationally recognized overnight courier, to the address (if any) specified below for such Person (or to such other address as such Person shall have specified by ten days' advance notice given in accordance with this Section 11) or (z), in the case of the Company only, on the first business day after it is sent by facsimile to the facsimile number set forth below (or to such other facsimile number as shall have specified by ten days' advance notice given in accordance with this Section 11), with a confirmatory copy sent by certified or registered mail or by overnight courier in accordance with this Section 11.

      If to the Company:     Genta Incorporated
                             Two Connell Drive
                             Berkeley Heights, NJ  07922
                             Attn: General Counsel and Board of Directors
                             Fax #: 908-286-1701

      With a copy to:        Paul, Weiss, Rifkind, Wharton & Garrison, LLP
                             1285 Avenue of the Americas
                             New York, NY  10019
                             Attention: Michael J. Segal, Esq.
                             Fax #: 212-373-2182

      If to you:             The address of your principal residence as it
                             appears in the Company's records, with a copy to you (during the Term) at your office in Berkeley
                             Heights, New Jersey

      With a copy to:        Law Offices of Joseph E. Bachelder
                             780 Third Avenue, 29th Floor
                             New York, NY  10017
                             Attn: Robert M. Sedgwick, Esq.
                             Fax #: 212-319-3070

      If to any of your
      beneficiaries:         The address most recently specified by you or by
                             such beneficiary.

      12. Resolution of Disputes. Any Claim arising out of or relating to this Agreement, any other agreement between you and the Company or any of its Affiliates, your employment with the Company, or any termination thereof (a "Covered Claim") shall (except to the extent otherwise provided in Section 8 with respect to certain requests for injunctive relief) be resolved by binding confidential arbitration, to be held in the Borough of Manhattan in New York City, in accordance with the Commercial Arbitration Rules (and not the National Rules for Resolution of Employment Disputes) of the American Arbitration Association and this Section 12. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. To the extent that it is determined through arbitration that you substantially prevailed in respect of a Covered Claim (and the Parties agree to request the arbitrator(s) appointed pursuant to this Section 12 to determine whether or not you did so), the Company shall reimburse all reasonable costs and expenses (including, without limitation, attorneys' fees and other charges of counsel) incurred by you or your beneficiaries in resolving such Covered Claim. Pending the resolution of any Covered Claim, you (and your beneficiaries) shall continue to receive all payments and benefits that are then due (under this Agreement or otherwise) and that are not the subject of reasonable, good-faith dispute, unless the arbitrator(s) appointed pursuant to this Section 12 determines otherwise.

      13. Severability of Provisions. If any provision of this Agreement shall be declared by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable. If any provision of this Agreement, or any part thereof, is held to be invalid or unenforceable because of the scope or duration of or the area covered by such provision, the Parties agree that the court or arbitrator making such determination shall reduce the scope, duration and/or area of such provision (and shall substitute appropriate provisions for any such invalid or unenforceable provisions) in order to make such provision enforceable to the fullest extent permitted by law and/or shall delete specific words and phrases, and such modified provision shall then be enforceable and shall be enforced. The Parties recognize that if, in any Proceeding, a court or arbitrator shall refuse to enforce any of the separate covenants contained in this Agreement, then that invalid or unenforceable covenant contained in this Agreement shall be deemed eliminated from these provisions to the extent necessary to permit the remaining separate covenants to be enforced. In the event that any court or arbitrator determines that the time period or the area, or both, are unreasonable and that any of the covenants is to that extent invalid or unenforceable, the Parties agree that such covenants shall remain in full force and effect, first, for the greatest time period, and second, in the greatest geographical area that would not render them unenforceable.

      14. Entire Agreement; Modification; Inconsistencies.

            (a) This Agreement contains the entire understanding and agreement between the Parties concerning the specific subject matter hereof and supersedes in its entirety, as of the Effective Date, any prior employment agreement between the Parties; provided, however, that nothing herein shall limit or reduce any right or benefit that shall have accrued to you as of the Effective Date, under any prior employment agreement or otherwise, on account of events occurring prior to the Effective Date, or any right under the second sentence of
Section 3(c) of the October 28, 1999 employment agreement between the Parties in respect of stock options granted prior to the Effective Date pursuant to such
Section 3(c).

            (b) No provision in this Agreement may be amended unless such amendment is set forth in a writing that expressly refers to the provision of this Agreement that is being amended and that is signed by you and by an authorized representative of the Company. No waiver by any Person of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in a writing signed by the waiving Person and must specifically refer to the condition(s) or provision(s) of this Agreement being waived.

            (c) In the event of any inconsistency between any provision of this Agreement and any provision of any employee handbook, personnel manual, program, policy, arrangement, agreement, plan, or corporate governance document of the Company or any of its Affiliates, the provisions of this Agreement shall control unless you otherwise agree in a writing that expressly refers to the provision of this Agreement whose control you are waiving.

      15. Assignability; Binding Nature.

            (a) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in your case) and assigns.

            (b) No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights and obligations may be assigned or transferred pursuant to a merger, consolidation or other combination in which the Company is not the continuing entity, or a sale or liquidation of all or substantially all of the business and assets of the Company; provided that the assignee or transferee is the successor to all or substantially all of the business and assets of the Company and such assignee or transferee expressly assumes the liabilities, obligations and duties of the Company as set forth in this Agreement. In the event of any merger, consolidation, other combination, sale of business and assets, or liquidation as described in the preceding sentence, the Company shall use its best reasonable efforts to cause such assignee or transferee to promptly and expressly assume the liabilities, obligations and duties of the Company hereunder.

            (c) None of your rights or obligations under this Agreement may be assigned or transferred by you other than your rights to compensation and benefits, which may be transferred only by will or by operation of law, except that you shall be entitled, to the extent permitted under applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following your death by giving written notice thereof to the Company.

      16. Miscellaneous.

            (a) In the event of your death or a judicial determination of your incompetence, references in this Agreement to you shall be deemed, where appropriate, to refer to your beneficiary, estate or other legal representative.

            (b) This Agreement shall be governed, construed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of New York without regard to principles of conflict of laws.

            (c) Except as otherwise set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of your employment hereunder.

            (d) The headings of Sections and subsections of this Agreement are inserted for convenience only and shall not affect any interpretation of this Agreement.

     [Remainder of page intentionally left blank; signature page to follow]

            If this letter agreement meets with your approval and you desire to accept this offer of employment on the terms and conditions set forth herein, please execute the enclosed copy of this letter and return it to me as soon as possible. Signatures delivered by facsimile shall be effective for all purposes.

                                             Sincerely,

                                             GENTA INCORPORATED


                                             By: /s/ MICHAEL WEISS
                                                 -------------------------------
                                             Name: Michael Weiss
                                             Title: Chairman of the Compensation
                                                    Committee of the Board
                                             Date:  May 16, 2003

AGREED AND ACCEPTED:


/s/ RAYMOND P. WARRELL, JR., M.D.
---------------------------------
Dr. Raymond P. Warrell, Jr.
Date: May 16, 2003

                                    EXHIBIT A

                                     FORM OF
                             STOCK OPTION AGREEMENT

      1. Grant of Option. Genta Incorporated, a Delaware corporation (together with its successors and assigns, the "Company"), hereby grants to Dr. Raymond P. Warrell, Jr. (the "Optionee"), effective as of May __, 2003 (the "Grant Date"), an option under the Company's 1998 Stock Incentive Plan, as amended through the Grant Date (the "Plan"), to purchase an aggregate of 1,000,000 shares of the Company's Common Stock (each such share, a "Share") at a price of $_____ per Share, exercisable as set forth in, and subject to the terms and conditions of, the Plan, this Stock Option Agreement and the letter agreement dated as of December 1, 2002, between the Company and the Optionee relating to the Optionee's employment with the Company (the "Employment Agreement"). All capitalized terms not defined in this Stock Option Agreement shall have the meanings set forth in the Employment Agreement. "Term of Employment" shall mean "Term" as defined in the Employment Agreement, and the terms "Fair Market Value" and "Change in Control" shall mean "Fair Market Value" and "Change in Control" as defined in the Plan.

      2. Exercisability of Option.

            (a) In the event that the average Fair Market Value of a Share over any seven consecutive trading days (or, in the event that the Shares are not then publicly traded, over seven consecutive business days) equals or exceeds $20.00 on or before December 31, 2005 and during the Term of Employment, then this option shall immediately become fully vested, and fully exercisable, with respect to half of the 1,000,000 Shares that are subject to it.

            (b) In the event that the average Fair Market Value of a Share over any seven consecutive trading days (or, in the event that the Shares are not then publicly traded, over seven consecutive business days) equals or exceeds $30.00 on or before December 31, 2005 and during the Term of Employment, then this option shall immediately become fully vested, and fully exercisable, with respect to all of the Shares that are then subject to it.

            (c) If any of the following events (each, a "Trigger Event") occurs
(x) on or before December 31, 2005 and (y) either during the Term of Employment or, in the event that the Optionee's employment is terminated by the Company without Cause in anticipation of the occurrence of a Trigger Event, within three months after such termination, then this option shall become fully vested, and fully exercisable, upon the occurrence of a Trigger Event, provided that the Fair Market Value of a Share as of the date of the occurrence of such Trigger Event equals or exceeds $10.00:

                  (i) a sale or other disposition of the product G3139 or its substantial equivalent; or

                  (ii) a Change in Control.

            (d) In the event that the Optionee remains employed with the Company on the seventh anniversary of the Grant Date, then this option shall, to the extent that it has not yet then expired or been exercised, become fully vested, and fully exercisable, as of such anniversary.

            (e) In the event that the Optionee's employment with the Company is terminated other than in a termination (x) by the Company for Cause in accordance with Section 9(c) of the Employment Agreement or (y) by the Optionee voluntarily, other than for Good Reason, then this option shall remain exercisable, to the extent that it either is exercisable as of the date that the Optionee's employment terminates or becomes exercisable within three months thereafter pursuant to Section 2(c) above, through the second anniversary of the date that the Optionee's employment terminates, at which time it shall expire to the extent that it has not yet been exercised.

            (f) In the event that the Optionee's employment with the Company is terminated by the Optionee voluntarily, other than for Good Reason, then this option shall remain exercisable, to the extent that it is exercisable as of the date that the Optionee's employment terminates, through the first anniversary of the date that the Optionee's employment terminates, at which time it shall expire to the extent that it has not yet been exercised.

            (g) In the event that the Optionee dies on or before the date that this option expires, then this option shall remain exercisable, to the extent that it is exercisable as of the date of the Optionee's death through the later of the first anniversary of the date of the Optionee's death and, in the event that the Optionee's employment with the Company previously terminated in a termination governed by Section 2(e) above, the expiration date that applies under Section 2(e) above, at which time it shall expire to the extent that it has not yet been exercised.

            (h) In the event that the Optionee's employment with the Company is terminated for Cause in accordance with Section 9(c) of the Employment Agreement, then this Option shall expire as of the Termination Date.

            (i) Anything elsewhere to the contrary notwithstanding, this option shall, to the extent that it has not yet then expired or been exercised, expire at 11:59 p.m. on the tenth anniversary of the Grant Date.

      3. Exercise of Option.

            (a) Method of Exercise. Subject to the conditions set forth in this Stock Option Agreement, this option may be exercised from time to time by delivery of written notice of exercise to the Company from the Optionee. Such notice shall specify the total number of Shares to be purchased and shall be accompanied by payment in full (or an arrangement for payment in full) in accordance with Section 3(b) below. Such exercise shall be effective upon delivery to the Company of such written notice together with the required payment (or arrangement for payment). This option may be exercised for less than the full number of Shares for which it is then exercisable, provided that no such exercise may be for any fractional Share.

            (b) Method of Payment. Payment of the purchase price for Shares purchased upon an exercise of this option may be made: (i) by delivery to the Company of cash, a wire transfer of available funds, or a check payable to the order of the Company and backed by sufficient funds, in each case in an amount equal to the purchase price of such Shares; (ii) by delivery to the Company of Shares then owned by the Optionee having an aggregate Fair Market Value as of the date of delivery equal to the purchase price of such Shares, provided that payment in this fashion does not result in an accounting charge to the Company's earnings that is greater than the accounting charge (if any) that would have applied if the payment had been made in cash; (iii) subject to the restrictions contained in Section 3(g) of the Employment Agreement and to the extent then allowed by applicable law, through reasonable cashless exercise procedures that are from time to time established or approved by the Company and that afford the Optionee the opportunity to sell immediately some or all of the Shares underlying the exercised portion of this option in order to generate sufficient cash to pay the option purchase price, provided that the Company shall not unreasonably delay establishing, or approving, such procedures upon reasonable request by the Optionee; (iv) by authorizing the Company to withhold Shares that would otherwise be delivered on such exercise having a Fair Market Value on the date of exercise equal to the amount of the purchase price, provided that payment in this fashion is allowable only if the Company applies FAS 123, or a successor thereto, to this option and, as a result, the accounting consequences of exercising this option in this manner are no different than if the exercise price was payable solely in cash; (v) to the extent then allowed by applicable law, by delivering to the Company a full recourse three-year promissory note which shall (A) bear interest, payable at maturity, at the applicable federal rate (as defined in and under Section 1274(d) of the Code), and (B) be secured by a pledge of the Shares delivered on such exercise, subject to your right to sell such Shares within the limitations described in Section 3(g) of the Employment Agreement and remit the after-tax proceeds of such sale to the Company in repayment of such note; or (vi) by any combination of (i), (ii),
(iii), (iv) or (v).

            (c) Delivery of Shares Tendered in Payment of Purchase Price. Payment by delivery of Shares may be effected by delivering one or more stock certificates or by otherwise delivering Shares to the Company's reasonable satisfaction (including, without limitation, through an "attestation" procedure that is reasonably acceptable to the Company), in each case accompanied by such endorsements, stock powers, signature guarantees or other documents or assurances as may reasonably be required by the Company. If a certificate or certificates or other documentation representing Shares in excess of the amount required are delivered, a certificate (or other satisfactory evidence of ownership) representing the excess number of Shares shall promptly be returned by the Company.

            (d) Delivery of Option Shares. The Company shall, upon payment in accordance with Section 3(b) above of the aggregate purchase price for the number of Shares purchased, make prompt delivery of such Shares to the Optionee and pay all original issue and transfer taxes and all other fees and expenses incident to such delivery. All Shares delivered upon any exercise of this option shall, when delivered: (i) be duly authorized, validly issued, fully paid and nonassessable; (ii) be registered, or otherwise qualified, for sale, and for resale, under state and Federal securities laws to the extent that other Shares of the same class are then so registered or qualified; provided, however, that in no event shall the Company be required to prepare and file a Form S-3 reoffer prospectus; and (iii) be listed, or otherwise qualified, for trading on any securities exchange or securities market on which Shares of the same class are then listed or qualified. To the extent that Shares are not promptly delivered to the Optionee when due, the Company shall promptly make the Optionee whole for any resulting expense or loss of benefit. The Company shall deliver cash in lieu of any fractional Share. Section 2.10 of the Plan shall not apply to this option.

            (e) Tax Withholding. The Company's obligation to deliver Shares upon an exercise of this option shall be subject to the Optionee's satisfaction of all applicable Federal, state and local income, excise, employment and other tax withholding requirements ("tax obligations"). The Optionee may satisfy any such tax obligations in any of the manners provided in Section 3(b)(i), (ii) or (iv) above for payment of the purchase price, or any combination thereof.

      4. Restrictions on Disposition of Option Shares. The provisions of Section 3(g) of the Employment Agreement shall apply to this option.

      5. Nontransferability of Option. This option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process, except that this option may be transferred in whole or in part (x) by will or the laws of descent and distribution or (y) gratuitously to any Family Member who agrees to be bound by the provisions of this Stock Option Agreement. For purposes of clause (y) of the preceding sentence, "Family Member" shall mean "family member" as such term is used as of the Grant Date in Section A1(a)(5) of the General Instructions to SEC

Form S-8, together with any entity described in clause (ii) of such Section A1(a)(5). Any Person to whom this option has been transferred in whole or in part in accordance with the first sentence of this Section 5 shall, to the extent of the transfer, succeed to the rights, and assume the obligations, of the Optionee under Sections 2, 3, 5 and 6 of this Stock Option Agreement, except that such Person may not transfer this option (in whole or in part) pursuant to clause (y) of such sentence to any Person to whom the original Optionee would not have been permitted to transfer this option (in whole or in part). The Optionee shall give notice to the Company of any transfer of this option, in whole or in part, pursuant to clause (y) of the first sentence of this Section 5.

      6. Adjustments. In the event that, at any time after the Grant Date, any merger, consolidation, reorganization, recapitalization, spin-off, split-up, combination, modification of securities, exchange of securities, liquidation, dissolution, share split, share dividend, other distribution of securities or other property in respect of Shares or other securities (other than ordinary-course cash dividends), or other change in corporate structure or capitalization affecting the rights or value of securities of any class then subject to this option occurs, appropriate adjustment(s) shall promptly be made in the number and/or kind of securities subject to this option and/or in the exercise price and/or in the dollar amounts referred to in Sections 2(a), 2(b) and 2(c) above and/or in other terms and conditions of this option, and/or appropriate provision(s) shall promptly be made for supplemental distributions of cash, securities and/or other property, so as to avoid dilution or enlargement of the rights of the Optionee and the value represented by this option. If an event occurs that may require an adjustment (or other action) pursuant to this Section 6, the Company shall promptly deliver to the Optionee a certificate, signed by an officer of the Company, setting forth in reasonable detail (x) the event in question and (y) either the adjustment (or other action) being implemented and the method by which such adjustment (or other action) was calculated or determined or the reasons why the Company believes no adjustment (or other action) is needed.

      7. Miscellaneous.

            (a) This Stock Option Agreement, together with the Plan, contains the entire understanding and agreement between the Parties concerning the specific subject matter hereof. It shall be governed, construed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.

            (b) Sections 4(a), 11, 12, 13 (first sentence only), 14(b), 14(c), 16(a) and 16(d) of the Employment Agreement (relating, respectively, to representations, notices, dispute resolution, severability, amendment and waiver, inconsistencies, references and headings) shall be deemed incorporated herein in full, with the references to the "Agreement" in such Sections being treated as references to this Stock Option Agreement and the references to "you" in such Sections being treated as references to the original Optionee.

            (c) Nothing contained in this Stock Option Agreement shall be construed or deemed by any Person under any circumstances to bind the Company to continue the employment of the Optionee for any particular period of time.

            (d) This Stock Option Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. Signatures delivered by facsimile shall be effective for all purposes.

Grant Date: May 16, 2003

                                           GENTA, INCORPORATED


                                           By: /s/ MICHAEL WEISS
                                               ---------------------------------
                                           Name:  Michael Weiss
                                           Title: Chairman of the Compensation
                                                  Committee of the Board
                                           Date:  May 16, 2003

ACCEPTED

OPTIONEE


/s/ RAYMOND P. WARRELL, JR., M.D.
---------------------------------
Dr. Raymond P. Warrell, Jr.
Date: May 16, 2003